EXHIBIT 99.2
Douglas D. McKenney, CFA
Director II
Listing Qualifications
(301)978-8011
By Electronic Delivery to: larry_saper@datascope.com; scott_kantor@datascope.com; jfrank@joelefrank.com
February 16, 2007
Mr. Lawrence Saper
Chairman and
Chief Executive Officer
Datascope Corp.
14 Philips Parkway
Montvale, NJ 07645

Re:	Datascope Corp. (the “Company”) — Staff Determination
Nasdaq Symbol: DSCP
Dear Mr. Saper:
This letter supersedes Staff’s previous letter issued this morning.
We have not received the Company’s Form 10-Q for the period ended December 31, 2006, as required by Marketplace Rule 4310(c)(14).1 Accordingly, unless the Company requests an appeal of this determination as described below, trading of the Company’s common stock will be suspended at the opening of business on February 27, 2007, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.
Marketplace Rule 4804(b) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news

[1]	Marketplace Rule 4310(c)(14) states that “[t]he issuer shall file with Nasdaq three (3) copies of all reports and other documents filed or required to be filed with the Commission. This requirement is considered fulfilled for purposes of this paragraph if the issuer files the report or document with the Commission through the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system. An issuer that is not required to file reports with the Commission shall file with Nasdaq three (3) copies of reports required to be filed with the appropriate regulatory authority. All required reports shall be filed with Nasdaq on or before the date they are required to be filed with the Commission or appropriate regulatory authority. Annual reports filed with Nasdaq shall contain audited financial statements.”

Mr. Lawrence Saper
February 16, 2007

media which discloses receipt of this letter and the Nasdaq rules upon which it is based.2 The Company must provide a copy of this announcement to Nasdaq’s MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the “Hearings Department”) at least 10 minutes prior to its public dissemination.3 For your convenience, we have enclosed a list of news services.4
In the event the Company does not make the required public announcement, trading in its securities will be halted, even if the Company appeals Staff’s determination to a Nasdaq Listing Qualifications Panel (the “Panel”) as described below.
Please be advised that Marketplace Rule 4804(b) does not relieve the Company of its disclosure obligation under the federal securities laws. In that regard, Item 3.01 of Form 8-K requires disclosure of the receipt of a delisting notification within four business days.5 Accordingly, the Company should consult with counsel regarding its disclosure and other obligations mandated by law.
In addition, an indicator will be broadcast over Nasdaq’s market data dissemination network noting the Company’s non-compliance. The indicator will be displayed with quotation information related to the Company’s securities on Nasdaq.com, NasdaqTrader.com and by other third-party providers of market data information. Also, a list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance is posted on our website at www.nasdaq.com. The Company will be included in this list commencing two business days from the date of this letter.
The Company may appeal Staff’s determination to the Panel, pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 Series. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. Hearing

[2]	Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Determination on (DATE OF RECEIPT OF STAFF DETERMINATION) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, FILING, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s) , and that its securities are, therefore, subject to delisting from (The Nasdaq Global Select/Global/Capital Market). The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company’s request for continued listing.

[3]	This notice should be provided to the attention of Nasdaq’s MarketWatch Department (telephone: 301/978-8500; facsimile: 301/978-8510), and to Nasdaq’s Listing Qualifications Department (facsimile: 301/978-4028) and the Hearings Department (telephone: 301/978-8071; facsimile: 301/978-8080), 9600 Blackwell Road, Rockville, Maryland 20850.

[4]	The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

[5]	See, SEC Release No. 34-49424.

Mr. Lawrence Saper
February 16, 2007

requests should not contain arguments in support of the Company’s position. The Company may request either an oral hearing or a hearing based solely on written submissions. The fee for an oral hearing is $5,000; the fee for a hearing based on written submissions is $4,000. Please send your non-refundable hearing fee by wire transfer to “The NASDAQ Stock Market LLC” in accordance with the instructions on the attached Hearing Fee Payment Form.6 The request for a hearing must be received by the Hearings Department no later than 4:00 p.m. Eastern Time on February 23, 2007. The request and confirmation of the wire transfer7 should be sent to the attention of Lanae Holbrook, Chief Counsel, Nasdaq Office of General Counsel, via email at: hearings@nasdaq.com.
Please note that the suspension and delisting will be stayed only if the Hearings Department (the Rockville, MD location) receives the Company’s hearing request on or before 4:00 p.m. Eastern Time on February 23, 2007.
Please refer to our website for information regarding the hearing process: http://www.nasdaq.com/about/LegalComplianceFAOs.stmt#hearings.8 If you would like additional information regarding the hearing process, please call the Hearings Department at (301) 978-8203.
Marketplace Rule 4815 prohibits communications relevant to the merits of a proceeding under the Marketplace Rule 4800 Series between the Company and the Hearings Department unless Staff is provided notice and an opportunity to participate. In that regard, Staff waived its right to participate in any oral communications between the Company and the Hearings Department. Should Staff determine to revoke such waiver, the Company will be immediately notified, and the requirements of Marketplace Rule 4815 will be strictly enforced.
If the Company does not appeal Staff’s determination to the Panel, the Company’s securities will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.” The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-l 1, and such application (a “Form 211”) is cleared.9 Only a market maker, not the Company, may file a Form 211.

[6]	The Form also includes instructions for payment by check.

[7]	The confirmation of the wire transfer should be provided in an electronic file such as a PDF document attached to the email request.

[8]	In particular, please see the following questions pertaining to delinquency:

• In the event a company appeals a staff determination to delist its securities based on a filing delinquency, what information should it present to the Panel?

• In the event an investigation into the issues underlying the filing delinquency has been initiated by the company’s board, audit committee or other investigative committee, what information should the company provide to the Panel?

• How long can a company remain listed if it becomes filing delinquent because of issues related to accounting for stock options?

[9]	Pursuant to NASD Marketplace Rules 6530 and 6540, a Form 211 cannot be cleared if the issuer is not current in its filing obligations.

Mr. Lawrence Saper
February 16, 2007

While the suspension announcement will be included on the “Daily List,” which is posted and available to subscribers of www.Nasdaqtrader.com at approximately 2:00 p.m. on February 26, 2007, news of the suspension may not be deemed publicly disseminated until the Company makes an announcement through a Regulation FD compliant means of communication.
If you have any questions, please contact Marcia Brown-DeMar, Lead Analyst, at (301) 978-8063.
Sincerely,
Enclosures

cc:	Mr. Scott D. Kantor, Vice President, Finance and Administration, and Chief Financial Officer, Datascope Corp. Ms. Joele Frank, Joele Frank, Wilkinson Brimmer Katcher